UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2009

QAD Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22823	77-0105228
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Innovation Place, Santa Barbara, California	93108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 566-6000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 17, 2009 QAD Inc. (QAD or the Company) announced that it commenced a one-time Stock Option and Stock Appreciation Right Exchange Program approved by shareholders at the Company’s annual shareholder meeting on June 10, 2009. The exchange offer period commenced on June 17, 2009 and will conclude on July 15, 2009.

Under the program, eligible participants will be able to exchange outstanding stock options and stock-settled stock appreciation rights (SARs) granted under QAD’s 1997 and 2006 Stock Incentive Programs that have an exercise price above the fair market value of QAD stock as of the first business day following the close of the exchange offer period, for a reduced number of SARs at a per share exercise price equal to the fair market value of the Company’s common stock on July 16, 2009, the date of issuance of the new SARs.

Eligible participants are defined as all non-director employees; this specifically excludes QAD’s CEO, President, Board members and consultants. The exchange program is not expected to result in a significant change to the Company’s historical FAS123R stock compensation expense.

For more information, please refer to QAD’s Tender Offer Statement as filed with the Securities and Exchange Commission on June 17, 2009.

The information referenced in this Item 8.01 shall be deemed incorporated by reference into any registration statement heretofore or hereafter filed under the Securities Act of 1933, as amended, except to the extent that such information is superseded by information as of a subsequent date that is included in or incorporated by reference into such registration statement. The information referenced in this Item 8.01 shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated as of June 17, 2009, entitled “QAD Announces Commencement of Equity Exchange Program”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QAD Inc.
(Registrant)

Date: June 17, 2009

By: /s/ Daniel Lender
Daniel Lender
Chief Financial Officer
(on behalf of the Registrant and as
Principal Financial Officer)

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated as of June 17, 2009, entitled “QAD Announces Commencement of Equity Exchange Program”